                         Notice of Guaranteed Delivery
                                      for
                        Tender of Shares of Common Stock
           (Including the Associated Preferred Share Purchase Rights)
                                       of
                             Micro Warehouse, Inc.
                                       to
                       Bridgeport Acqusition Corporation,
                          a wholly-owned subsidiary of
                           Bridgeport Holdings Inc.,
                                      and
                             Micro Warehouse, Inc.
                   (Not to be used for Signature Guarantees)

    This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.01 per share, including the associated preferred share purchase rights (collectively, the "Shares"), of Micro Warehouse, Inc., a Delaware corporation (the "Company"), are not immediately available (or if the procedure for book-entry transfer cannot be completed on a timely basis), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)). Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary at the addresses and facsimile number set forth below. See Section 2 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                                   EquiServe

    BY FIRST CLASS MAIL:            BY HAND:          BY OVERNIGHT, CERTIFIED         BY FACSIMILE
                                                          OR EXPRESS MAIL            TRANSMISSION:
                                                             DELIVERY:
    State Street Bank &      Securities Transfer &      State Street Bank &          (For Eligible
       Trust Company        Reporting Services, Inc.       Trust Company           Institutions Only)
     Corporate Actions        c/o Boston EquiServe       Corporate Actions           (781) 575-4827
         P.O. 9573                    L.P.              40 Campanelli Drive         For Information:
   Boston, MA 02205-9573          100 William           Braintree, MA 02184          (800) 426-5523
                                Street/Galleria
                               New York, NY 10038

    Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile transmission to a number other than as set forth above does not constitute a valid delivery.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in Section 2 of the Offer to Purchase) and certificates representing the Shares to the Depositary within the time period specified herein. Failure to do so could result in a financial loss to the Eligible Institution.

Ladies and Gentlemen:

    The undersigned hereby tenders to Bridgeport Acquisition Corporation, a Delaware corporation ("Acquisition") and a wholly-owned subsidiary of Bridgeport Holdings Inc., a Delaware corporation ("Parent") and an affiliate of BYOWC Partners LLC, a Delaware limited liability company, and Micro Warehouse, Inc., a Delaware corporation (the "Company" and, together with Acquisition, the "Purchasers"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 28, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which, including any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Shares
--------------------------------------------------------------------------------

Certificate No(s). (if available)
--------------------------------------------------------------------------------

Name(s) of Record Holder(s)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             (Please Type or Print)

Address(es) and (Zip Code)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

/ / Check box if Shares will be tendered by book-entry transfer.

Name of Tendering Institution:
--------------------------------------------------------------------------------

Area Code and Tel. No(s).
--------------------------------------------------------------------------------

Account Number
--------------------------------------------------------------------------------

Signature(s)
--------------------------------------------------------------------------------

Dated
--------------------------------------------------------------------------------

                                   GUARANTEE
                    (Not to be used for signature guarantee)

    The undersigned, a member in good standing of the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"),
(a) represents that the above named person(s) own(s) the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message in the case of a book-entry transfer, and any other required documents, within three Nasdaq Stock Market trading days after the date hereof.

-----------------------------------------------   -----------------------------------------------
                 (Name of Firm)                                (Authorized Signature)

-----------------------------------------------   -----------------------------------------------
                   (Address)                               (Name) (Please Type or Print)

 -----------------------------------------------  -----------------------------------------------
                                      (Zip code)                      (Title)

-----------------------------------------------   -----------------------------------------------
            (Area Code and Tel. No.)                                    Date

Note: Do not send certificates for Shares with this Notice of Guaranteed Delivery. Certificates representing Shares should be sent with your Letter of Transmittal.

                                       3